EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Fl., Los Angeles, CA 90071.

Name of Designated Filer: OAKTREE CAPITAL GROUP, LLC

Date of Event Requiring Statement: February 8, 2021

Issuer Name and Ticker or Trading Symbol: IEA

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Henry E. Orren
Name:	Henry E. Orren
Title:	Vice President

OAKTREE HOLDINGS, LLC

By:	/s/ Henry E. Orren
Name:	Henry E. Orren
Title:	Vice President

OCM HOLDINGS I, LLC

By:	/s/ Henry E. Orren
Name:	Henry E. Orren
Title:	Vice President

OAKTREE CAPITAL I, L.P.

By:	/s/ Henry E. Orren
Name:	Henry E. Orren
Title:	Vice President

OAKTREE FUND GP I, L.P.

By:	/s/ Henry E. Orren
Name:	Henry E. Orren
Title:	Vice President

OAKTREE FUND GP, LLC

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Henry E. Orren
Name:	Henry E. Orren
Title:	Vice President

OAKTREE POWER OPPORTUNITIES FUND III DELAWARE, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Henry E. Orren
Name:	Henry E. Orren
Title:	Vice President

INFRASTRUCTURE AND ENERGY ALTERNATIVES, LLC

By:	/s/ Peter Jonna
Name:	Peter Jonna
Title:	Authorized Signatory